Exhibit 99.1

The Great American Group Launches as New Independent Business Following Formation of Partnership between Oaktree and B. Riley

The Great American Group to Leverage 30-Year Track Record to Provide Industry-Leading
Valuation, Appraisal, Asset Disposition and Real Estate Services

B. Riley to Recognize Gain of Approximately $235 Million on Transaction in Fourth Quarter 2024 Results

LOS ANGELES, November 18, 2024 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services company, and funds managed by Oaktree Capital Management, L.P. (“Oaktree”), today announced the launch of a partnership between B. Riley and Oaktree in the Great American (“GA”) Group, an industry-leading provider of valuation, appraisal, asset disposition and real estate services.

The launch of the GA Group as an independent business follows the completion of the transactions between B. Riley and Oaktree previously announced on October 14, 2024. Prior to the closing, B. Riley undertook a pre-closing internal reorganization resulting in the contribution of all of the interests in B. Riley’s Appraisal and Valuation Services, Retail, Wholesale & Industrial Solutions and Real Estate businesses into Great American Holdings, LLC, a newly formed holding company (“Great American NewCo”). At the closing, B. Riley received total consideration consisting of approximately $203 million in cash, subject to certain purchase price adjustments, Class B Preferred Units of Great American NewCo with an initial aggregate liquidation preference of approximately $183 million, and Class A Common Units of Great American NewCo representing approximately 47% of the total outstanding common units.

B. Riley expects to record a gain on its investment in GA Group of approximately $235 million in its fourth quarter 2024 financial results.

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley, said, “We are excited about this new partnership with Oaktree, which has the scale and expertise in alternative investments to power GA Group’s next chapter of growth and success. The transaction provided B. Riley with the ability to meaningfully de-lever our balance sheet and retain significant equity upside in a business with compelling growth prospects.”

For more information on the GA Group, please visit www.brileyfin.com/ga-transition.

Advisors

Moelis & Company LLC served as the exclusive financial advisor to B. Riley, and Sullivan & Cromwell LLP served as legal advisor to B. Riley. Wachtell, Lipton, Rosen & Katz served as legal advisor to Oaktree.

About B. Riley Financial

B. Riley Financial is a diversified financial services company that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

www.brileyfin.com | NASDAQ: RILY	1

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $205 billion in assets under management as of September 30, 2024. The firm emphasizes an opportunistic, value-oriented, and risk-controlled approach to investments in credit, equity, and real estate. The firm has more than 1,200 employees and offices in 23 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2023 Annual Report on Form 10-K and in B. Riley Financial’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

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Contacts

Investors

ir@brileyfin.com

Media

press@brileyfin.com

www.brileyfin.com | NASDAQ: RILY	2